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Exhibit 99.1

FINISAR CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
AUGUST 28, 2008

        The undersigned hereby appoints Jerry S. Rawls and Stephen K. Workman, or either of them, as proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Finisar Corporation (the "Company") to be held at the offices of DLA Piper US LLP, 2000 University Avenue, East Palo Alto, California on August 28, 2008 at 10:00 a.m., and any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 2, AND FOR PROPOSALS 1, 3 AND 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
FINISAR CORPORATION
AUGUST 28, 2008

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 2 AND "FOR" PROPOSALS 1, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN
1.	To approve the issuance of shares of Finisar common stock in connection with the merger of a wholly-owned subsidiary of Finisar with and into Optium Corporation.	☐	☐	☐
2.	To elect two Class III directors to hold office for a three-year term and until their respective successors are elected and qualified:

NOMINEES:
☐	FOR ALL NOMINEES	☐ Jerry S. Rawls
☐ Dominique Trempont
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the box next to each nominee you wish to withhold, as shown here: ☒

		FOR	AGAINST	ABSTAIN
3.	To ratify the appointment of Ernst & Young LLP as Finisar's independent auditors for the fiscal year ending April 30, 2009.	☐	☐	☐
4.	To approve the adjournment of the meeting; if necessary or appropriate to solicit additional proxies in favor of the Optium merger proposal.	☐	☐	☐
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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  Exhibit 99.1
FINISAR CORPORATION PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 28, 2008
ANNUAL MEETING OF STOCKHOLDERS OF FINISAR CORPORATION AUGUST 28, 2008